Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended October 31, 2015, of The Henssler Funds, Inc. (the “Company”).

I, Gene W. Henssler, the President and Principal Executive Officer of the Company, certify that:

(i)	the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	January 7, 2016

By:	/s/ Gene W. Henssler
Gene W. Henssler (Principal Executive Officer)
President

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended October 31, 2015, of The Henssler Funds, Inc. (the “Company”).

I, Patricia T. Henssler, the Principal Financial Officer of the Company, certify that:

(i)	the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	January 7, 2016

By:	/s/ Patricia T. Henssler
Patricia T. Henssler
Principal Financial Officer